UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  AMENDMENT TO
                                    FORM 8-K
                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

                                   October 31, 2002
                Date of Report (Date of earliest event reported)

                            Certified Services, Inc.
               (Exact name of Registrant as specified in charter)

      Nevada                          0-31527                 88-0444079
(State or other jurisdiction      (Commission File          (IRS. Employer
  of incorporation)                   Number)           Identification Number)

                         477 Madison Avenue, 12th Floor
                               New York, NY 10022
                (Address of principal executive office)(Zip Code)

        Registrant's telephone number including area code:(212) 308-8700





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Item 2 and 5.  Acquisition or Disposition of Assets and Other Events.

         On October 31, 2002, the Registrant's partly-owned subsidiary, The Cura Group III, Inc., ("Cura III") executed a Stock Purchase Agreement with BACE International, Inc., a Delaware corporation ("BACE"), to purchase all of the issued and outstanding shares of common stock (the "Shares") of StaffAmerica, Inc., a Delaware corporation licensed as a professional employer organization in the state of North Carolina ("StaffAmerica").

         The purchase price for the Shares shall be determined by mutual agreement between the parties upon completion of the Registrant's due diligence investigation of StaffAmerica. Cura III and StaffAmerica also executed a Management Agreement, and Addendum (collectively, the "Management Agreement") on October 31, 2002. Pursuant to the terms of the Management Agreement, Cura shall manage StaffAmerica=s customer accounts and business operations until the acquisition of StaffAmerica is completed, the parties agree not to consummate the acquisition or the Management Agreement is terminated by Cura. StaffAmerica provides professional employee staffing and personnel services in the manner of the Registrant=s wholly-owned subsidiary, America's PEO Holdings, Inc. and its partly-owned subsidiaries, the Cura Group, Inc. and The Cura Group III, Inc.

ITEM 7(c) EXHIBITS

        99.1  Stock  Purchase  Agreement  executed  October  31,  2002
        99.2  Management  Agreement  executed  October 31,  2002
        99.3  Addendum to Management Agreement executed October 31, 2002



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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 7, 2002

                                            CERTIFIED SERVICES, INC.

                                            By: /s/  Anthony R. Russo
                                            --------------------------
                                            Name: Anthony R. Russo
                                            Title:  President, CEO